UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	New York Stock Exchange
1.000% Notes due 2025		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2024, Archer-Daniels-Midland Company (the “Company”) held its 2024 Annual Meeting of Stockholders. The following proposals were voted on at the meeting with the following results:

Proposal No. 1. All nominees for election to the Board of Directors listed in the proxy statement for the 2024 Annual Meeting of Stockholders were elected as follows:

Nominee	For	Against	Abstain	Broker Non- Votes
M. S. Burke	368,914,475	10,778,685	715,870	52,919,987
T. Colbert	370,352,879	9,171,045	885,106	52,919,987
J.C. Collins, Jr.	370,030,486	9,500,344	878,200	52,919,987
T. K. Crews	372,832,500	6,800,880	775,650	52,919,987
E. de Brabander	375,525,358	4,088,590	795,082	52,919,987
S. F. Harrison	373,186,260	6,441,854	780,916	52,919,987
J. R. Luciano	352,858,766	26,924,222	626,042	52,919,987
P. J. Moore	353,484,984	26,129,387	794,659	52,919,987
D. A. Sandler	370,432,504	9,191,877	784,649	52,919,987
L.Z. Schlitz	369,983,101	9,652,777	773,152	52,919,987
K. R. Westbrook	325,064,515	54,552,120	792,395	52,919,987

Proposal No. 2. The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following votes:

For	Against	Abstain	Broker Non- Votes
329,833,525	49,311,002	1,264,503	52,919,987

Proposal No. 3. The appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2024 was ratified at the meeting by the following votes:

For	Against	Abstain
410,784,278	21,653,245	891,494

Proposal No. 4. The stockholder proposal regarding an Independent Board Chairman failed by the following votes:

For	Against	Abstain	Broker Non- Votes
92,294,332	285,742,994	2,371,704	52,919,987

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: May 29, 2024	By	/s/ R. B. Jones
R. B. Jones
Senior Vice President, General Counsel, and Secretary